UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 14, 2017

SINO FORTUNE HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-201037	35-2507568
(Commission File Number)	(IRS Employer Identification No.)

Room 2403, Shanghai Mart Tower

2299 West Yan’an Road, Changning District

Shanghai, 200336, China

(Address of principal executive offices and zip code)

+86 021-2357-0077

 (Registrant’s telephone number including area code)

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 14, 2017, Benefactum Alliance Business Consultant (Beijing) Co., Ltd., the variable interest entity of Sino Fortune Holding Corporation (the “Company”), entered into a share transfer framework agreement (the “Agreement”) with Shenzhen TouZhiJia Financial Information Service Co., Ltd. (“Shenzhen TouZhiJia Financial”) and certain shareholders of Shenzhen TouZhiJia Financial (the “Shareholders”), pursuant to which the Company has agreed to acquire a 4.45% equity interest in Shenzhen TouZhiJia Financial from the Shareholders for an aggregate purchase price of RMB19,100,008 (approximately US$2,800,000). The purchase price is subject to adjustment based on the Company’s due diligence investigation of Shenzhen TouZhiJia Financial and may be payable by the Company in cash or by issuing Company equity or debt securities (or a combination of the foregoing). Shenzhen TouZhiJia Financial’s main businesses include vertical P2P search engine, private wealth management and secondary loan exchange services. The parties believe the companies can complement each other within the financial information service and technology industry.

Fifty percent of the purchase price is payable by the Company within five business days of the execution of the Agreement. The balance of the purchase price is payable upon the closing of the transaction. In the event the transaction does not close, the purchase price previously delivered to the Shareholders shall be promptly returned to the Company. Upon the closing of the transaction, the Company shall have the rights conferred of a shareholder of Shenzhen TouZhiJia Financial, including but not limited to rights of first refusal, anti-dilution rights, tag-along rights, drag-along rights, a liquidation preference and information rights. Furthermore, the Company shall have the same preferential rights, if any, that Shenzhen TouZhiJia Financial or the Shareholders may hereinafter grant to any other investors. If a party breaches or otherwise unilaterally terminates the Agreement, the defaulting party shall pay to the other parties as a penalty an aggregate of RMB10,000,000 (approximately US$1,466,000).

The Agreement is filed as Exhibit 1.1 to this Current Report and the description of the material terms of the Agreement is qualified in its entirety by reference to such exhibit.

Item 9.01.  Financial Statement and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

1.1	Share Transfer Framework Agreement dated June 14, 2017 among the Company, Shenzhen TouZhiJia Financial Information Service Co., Ltd. and the shareholders named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SINO FORTUNE HOLDING CORPORATION

By:	/s/ Bodang Liu
Name: Bodang Liu
Title: Chief Executive Officer and Chairman

Dated: June 20, 2017

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